Exhibit 32.2

   CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER PURSUANT TO 18 U.S.C. ss.1350



Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Principle Accounting Officer of Medical Nutrition USA, Inc. (the "Company"), hereby certify, to the best of my knowledge, that the Annual Report on Form 10-KSB/A of the Company for the fiscal year ended January 31, 2005 ( the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




March 23, 2006

                                                 /s/ JEFFREY JANCO
                                                 ----------------------------
                                                 Jeffrey Janco
                                                 Principal Accounting Officer